Exhibit 99.1
Contacts:
Scott M. Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
Phone: 602-504-5161
Email: stsujita@hypercom.com
HYPERCOM CORPORATION ANNOUNCES SECOND
QUARTER 2006 FINANCIAL RESULTS
PHOENIX, August 4, 2006—Hypercom Corporation (NYSE: HYC), the high security electronic transaction solutions provider, today announced financial results for the three months ended June 30, 2006.
Revenue for the second quarter of 2006 was $66.1 million, a 10.0% increase compared to $60.2 million of revenue in the same quarter of 2005, and an 8.5% increase compared to first quarter 2006 revenue of $61.0 million. The year over year and sequential revenue growth was primarily attributable to product sales and services expansion in Brazil, increased product sales in Mexico and growth in certain Central European markets.
Gross profit for the second quarter of 2006 was $27.4 million, or 41.4% of revenue, and a 254% increase compared to gross profit of $7.7 million, or 12.9% of revenue, for the same quarter of 2005, and a 16.5% increase compared to first quarter 2006 gross profit of $23.5 million, or 38.6% of revenue. The prior year’s gross profit included $13.5 million of non-recurring restructuring and other costs associated with management’s 2005 comprehensive business review. For the three months ended June 30, 2006, gross profit benefited by approximately 1.8% as a result of the expiration of a specific warranty program related to end-of-life products for $1.2 million less than previously estimated. Gross profit as a percentage of revenue can vary significantly depending upon the specific quarterly revenue mix of customers, products, and services; relative revenue contribution by geographic region; variation in manufacturing costs; and other factors.
Operating expenses for the second quarter of 2006 were $23.0 million, a decrease of $2.2 million compared to $25.2 million of operating expenses in the same quarter of 2005, and an increase of $2.4 million compared to first quarter 2006 operating expenses of $20.6 million. Operating expenses in the second quarter of 2006 included $1.9 million of non-cash stock-based compensation expense, compared to $0.1 million in the same quarter of 2005. Operating expenses in the second quarter of 2005 included $2.5 million of non-recurring restructuring and other costs. Sequentially, second quarter 2006 operating expenses increased compared to first quarter primarily due to a $1.1 million increase in stock-based compensation expense, a $1.0 million increase in selling and marketing costs related to increased variable selling costs, trade shows and conferences, and a $0.5 million increase in research and development expense, partially offset by a reduction in general and administrative costs.
Operating profit for the second quarter of 2006 was $4.4 million, or 6.7% of revenue, an improvement of $21.9 million compared to the operating loss of $(17.5) million in the same quarter of 2005, and an increase of $1.5 million compared to first quarter 2006 operating profit of $2.9 million, or 4.8% of revenue. The prior year’s operating profit included $16.0 million of restructuring charges associated with management’s 2005 comprehensive business review.

Sequentially, second quarter 2006 operating profit increased compared to first quarter primarily due to higher gross profit, incremental operating expense leverage on higher revenue, partially offset by $1.1 million of incremental stock-based compensation charges.
Income before discontinued operations for the second quarter of 2006 was $4.2 million or $0.08 per diluted share compared to a loss of $(18.1) million or $(0.35) per diluted share in the same quarter of 2005; and income of $2.8 million or $0.05 per diluted share in the first quarter of 2006. The 2005 second quarter loss before discontinued operations included restructuring charges of $16.0 million or $(0.30) per fully diluted share.
In the second quarter of 2006, the Company completed the sale of its UK-based leasing business for net proceeds of $12.1 million. In the fourth quarter of 2005, the Company reclassified operating results related to this business as discontinued operations as a result of management’s decision to sell the business to a third party. Second quarter 2006 income from discontinued operations of $2.0 million included quarterly operational profits from the UK leasing business of $0.4 million, as well as a gain on sale of the lease assets of $1.6 million, net of transaction costs. Comparatively, income from discontinued operations was $1.5 million in the same quarter of 2005 and $0.4 million in the first quarter of 2006.
Net income for the second quarter of 2006 was $6.2 million or $0.11 per diluted share compared to a net loss of $16.7 million or $(0.32) per diluted share in the second quarter of 2005; and net income of $3.1 million or $0.06 per diluted share in the first quarter of 2006. The 2005 second quarter net income included restructuring charges of $16.0 million. Due to the implementation of FAS 123R, stock-based compensation is an expense in the 2006 financial statements, whereas it was a footnote disclosure in 2005. For comparability purposes, adjusted non-GAAP net income, excluding stock-based compensation, in the three months ended June 30, 2006 was $8.2 million, or $0.15 per non-GAAP diluted share, compared to $4.0 million or $0.07 per non-GAAP diluted share in the first quarter of 2006, and a net loss of $16.6 million or $(0.32) per non-GAAP diluted share in the same quarter of 2005.
“The results of the second quarter continue to reflect both the commitment and execution by Hypercom’s management team and our associates worldwide,” said Hypercom CEO William Keiper. “We are pleased with the acceptance of the Optimum product line globally, and the fact that several products have recently been embraced as ‘best in class’ by major Hypercom customers and partners. The Company remains committed to revenue growth through focused client development, aggressive product introductions, cost control, and bottom-line profitability in the second half of 2006.”
Hypercom has recently announced several new marketing initiatives including:
•	Symbol Technologies: A strategic global relationship with Symbol Technologies, Inc. under which Hypercom will provide payment devices for resale by Symbol. This relationship will initially focus on expanding Symbol and Hypercom large retailer multi-lane market share in North America with the next step being the expansion of the relationship into other international markets.

•	Wincor Nixdorf: A strategic global reseller agreement with Wincor Nixdorf, a global leader of IT solutions to the retail and banking industries, under which Wincor Nixdorf will offer Hypercom’s multi-lane Optimum payment terminals as a key part of its total solutions for grocery and convenience stores, mass merchandisers, specialty retailers, and quick service restaurants in the United States. The agreement is designed to carry into international markets as well.

•	StoreNext Retail Technologies: The number one United States supplier of retail technology to independent grocers and regional chains, will market Hypercom’s Optimum multi-lane payment terminals to its customers via its national dealer network to provide merchants with end-to-end payment systems.

•	NOVA Information Systems: A wholly-owned subsidiary of U.S. Bancorp and the third largest merchant acquirer in North America, selected Hypercom as the preferred provider of card payment terminals and peripherals. NOVA has launched several sales initiatives centered around Hypercom products including an exclusive field upgrade campaign.

•	Fifth Third Bank Processing Solutions: The fourth largest bankcard acquirer in the United States, certified Hypercom’s T4100 multi-application payment terminal, opening an important new sales channel through the bank’s merchant services operation that includes over 30,000 merchants in 147,000 locations

•	Element Payment Services: A leading North American independent sales organization that serves over 30,000 merchants, certified Hypercom’s Optimum T4100 multi-application payment terminal and will begin to sell and support the T4100 into its existing customer base

•	Sociedade Interbancaria de Servicos: Entry into the Portugal card payment terminal market following their certification of the Optimum P2100.

•	EFTPOS (Pty) Ltd: One of South Africa’s leading electronic funds transfer companies, was appointed as Hypercom’s distributor in South Africa to support new and under-served sales channels and expand Hypercom’s footprint to other emerging African markets.
Conference Call
Hypercom’s conference call to discuss the financial results for the period ended March 31, 2006 will be held on Friday, August 4, 2006 at 8:30 a.m. EST. The conference call will be simultaneously webcast at Hypercom’s Web site, www.hypercom.com, and will also be available approximately seven days after the call has concluded in the Investor Relations section under “audio.archive”.
Reconciliation of Non-GAAP Measures
This earnings release contains non-GAAP financial measures. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable GAAP measure. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
In the attached release we include non-GAAP net income (loss) which consists of net income (loss) excluding share-based compensation. We also include non-GAAP diluted income (loss) per diluted share which is calculated by dividing non-GAAP net income (loss) by the weighted average diluted shares outstanding
We believe non-GAAP net income (loss) and non-GAAP income (loss) per diluted share provide important supplemental information that allows investors to see our results through the eyes of management. In part, we have included the non-GAAP measures in our earnings releases in response to recurring requests from investors for this information. Management uses such non-GAAP measures in its quarterly evaluation of our results of our operations, as do some of our competitors, because such measures facilitate comparisons to prior period results. In the past, we have elected to use these non-GAAP measures for internal measurement of certain goals and targets (including our incentive compensation plans) and operating division profitability analysis.
These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and the non-GAAP measures and related non-GAAP adjustments are not intended to be considered in isolation, as a substitute for the actual results in this earnings release or presented in accordance with GAAP. Management has attempted to use a consistent method from quarter to quarter and year to year when computing the non-GAAP financial measures.
About Hypercom (www.hypercom.com)
Global payment technology leader Hypercom Corporation (NYSE: HYC) delivers a full suite of high security, end-to-end electronic payment products and services. The Company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.
Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “estimate,” “will,” and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated financial performance, projections regarding future revenue, operating profits, net income, cash flows, gains or losses from discontinued operations and the performance and market acceptance of new products. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business; the impact of current litigation matters, including the shareholder class action and shareholder derivative actions, on our business; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.
The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom’s most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom’s results of operations for the three months ended June 30, 2006 are not necessarily indicative of Hypercom’s operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update the information, since Hypercom will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
Hypercom does not endorse any projections regarding future performance that may be made by third parties.
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Hypercom and Optimum & Design are registered trademarks of Hypercom Corporation. All other trademarks are the property of their respective owners. HYCF

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands, except share data)	2006	2005	2006	2005
Net revenue:
Product and other	$56,983	$52,852	$108,024	$96,506
Services	9,161	7,302	19,089	14,081

Total net revenue	66,144	60,154	127,113	110,587

Costs of revenue:
Product and other	32,303	45,905	62,632	74,514
Services	6,447	6,516	13,568	11,803

Total costs of revenue	38,750	52,421	76,200	86,317

Gross profit	27,394	7,733	50,913	24,270

Operating expenses:
Research and development	6,504	7,592	12,498	14,850
Selling, general and administrative	16,481	17,641	31,096	37,828

Total operating expenses	22,985	25,233	43,594	52,678

Income (loss) from continuing operations	4,409	(17,500)	7,319	(28,408)
Interest income	1,383	637	2,330	1,194
Interest expense	(468)	(209)	(637)	(383)
Foreign currency loss	(309)	(437)	(533)	(709)
Other income (expense)	8	(14)	(8)	(59)

Income (loss) before income taxes and discontinued operations	5,023	(17,523)	8,471	(28,365)
Provision for income taxes	(813)	(626)	(1,472)	(1,431)

Income (loss) before discontinued operations	4,210	(18,149)	6,999	(29,796)
Income from discontinued operations	2,018	1,493	2,367	3,500

Net income (loss)	$6,228	$(16,656)	$9,366	$(26,296)

Basic income (loss) per share:
Income (loss) before discontinued operations	$0.08	$(0.35)	$0.13	$(0.57)
Income from discontinued operations	0.04	0.03	0.05	0.07

Basic income (loss) per share	$0.12	$(0.32)	$0.18	$(0.50)

Diluted income (loss) per share:
Income (loss) before discontinued operations	$0.08	$(0.35)	$0.13	$(0.57)
Income from discontinued operations	0.03	0.03	0.04	0.07

Diluted income (loss) per share	$0.11	$(0.32)	$0.17	$(0.50)

Weighted average common shares:
Basic	53,405,144	52,478,165	52,852,047	52,434,880

Diluted	54,370,400	52,478,165	53,785,674	52,434,880

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Amounts in thousands)	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,331	$35,940
Restricted cash	133	—
Short-term investments	75,610	57,951
Accounts receivable, net	58,235	48,852
Inventories	39,622	39,414
Prepaid expenses and other current assets	9,556	8,946
Deferred tax assets	598	122
Assets of discontinued operations held for sale	—	12,613

Total current assets	216,085	203,838
Property, plant and equipment, net	26,119	27,746
Intangible assets, net	3,109	3,503
Other long-term assets	4,216	3,827

Total assets	$249,529	$238,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,644	$17,721
Accrued payroll and related expenses	9,010	8,460
Accrued sales and other taxes	9,519	9,479
Product warranty liabilities	3,183	5,534
Accrued other liabilities	8,121	6,837
Deferred revenue	1,618	2,762
Income taxes payable	2,639	1,651
Liabilities of discontinued operations	659	—
Current portion of long-term debt	26	8,355

Total current liabilities	56,419	60,799
Long-term debt	21	22
Deferred tax liabilities, net	856	341
Other long-term liabilities	6,037	6,978

Total liabilities	63,333	68,140
Stockholders’ equity	186,196	170,774

Total liabilities and stockholders’ equity	$249,529	$238,914

HYPERCOM CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2006	2005	2006	2005
Cash flows from continuing operations:
Net income (loss) from continuing operations	$4,210	$(18,149)	$6,999	$(29,796)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation/amortization	1,906	1,871	3,837	3,568
Amortization of deferred financing costs	—	3	4	7
Amortization of discounts on short-term investments	(378)	(304)	(686)	(476)
Provision for bad debts	69	855	469	1,329
Write-down of excess and obsolete inventory	263	8,408	970	10,731
Net provision (benefit) for warranty and other product replacement charges	(861)	6,067	(680)	7,093
Deferred income taxes	71	—	37	—
Noncash share-based compensation	2,012	58	2,879	273
Foreign currency loss (gain)	(122)	(1,048)	(481)	73
Other non-cash	304	39	336	480
Changes in operating assets and liabilities, net	(12,050)	(5,657)	(8,335)	992

Net cash provided by (used in) operating activities	(4,576)	(7,857)	5,349	(5,726)

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,718)	(1,284)	(3,773)	(2,565)
Software and other development costs capitalized	(501)	(90)	(501)	(558)
Proceeds from the sale of the UK Lease Business	12,137	—	12,137	—
Net increase in restricted cash	(133)	—	(133)	—
Proceeds from the sale or maturity of short-term investments	71,675	61,593	135,675	93,993
Purchase of short-term investments	(85,801)	(51,703)	(152,649)	(84,021)

Net cash provided by (used in) investing activities	(4,341)	8,516	(9,244)	6,849

Cash flows from financing activities:
Repayments of bank notes payable and other debt instruments	(8,238)	(86)	(8,330)	(247)
Proceeds from issuance of common stock	1,183	1,995	4,394	2,747
Purchase of treasury stock	—	(2,474)	(671)	(2,474)

Net cash provided by (used in) financing activities	(7,055)	(565)	(4,607)	26

Effect of exchange rate changes on cash	41	(72)	296	(148)

Net increase (decrease) in cash flows from continuing operations	(15,931)	22	(8,206)	1,001
Net cash provided by operating activities - discontinued operations	1,351	4,319	4,597	8,441
Cash and cash equivalents, beginning of period	46,911	28,546	35,940	23,445

Cash and cash equivalents, end of period	$32,331	$32,887	$32,331	$32,887

HYPERCOM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

			Three Months
	Three Months Ended June 30,		Ended March 31,
(Amounts in thousands, except share data)	2006	2005	2006
U.S. GAAP net income (loss)	$6,228	$(16,656)	$3,138
Share-based compensation expense	2,012	58	867

Adjusted non-GAAP net income (loss)	$8,240	$(16,598)	$4,005

U.S. GAAP diluted income (loss) per share	$0.11	$(0.32)	$0.06
Share-based compensation expense per share	0.04	0.00	0.01

Adjusted non-GAAP diluted income (loss) per share	$0.15	$(0.32)	$0.07

Weighted average diluted common shares	54,370,400	52,478,165	53,730,873